EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of the 15th day of February, 2017 (this “Agreement”) is entered into by and among, ADAIAH DISTRIBUTION INC., a Nevada corporation (“Adaiah”); and 3D PIONEER SYSTEMS, INC., a Nevada corporation (“3D”). ADAIAH and 3D are referred to singularly as a “Party” and collectively as the “Parties.”

WHEREAS, 3D owns certain intellectual property, app, other assets and related contractual rights used in connection with such property (collectively, the “Assets”);

WHEREAS, Adaiah desires to purchase and acquire the Assets, and 3D desires to sell such Assets to Adaiah (the “Asset Purchase”);

NOW THEREFORE in consideration of the mutual covenants, representations and warranties, which are made and performed by the respective Parties, it is hereby agreed as follows:

ARTICLE I – DEFINITIONS

Section 1.01. Definitions. The following terms shall have the following respective meanings:

“Affiliate”

with respect to any Party, a Person that directly or indirectly controls, is controlled by, or is under common control of such Party. For the purpose of this definition, “control” means (i) 3Dship of more than ten percent (10%) of the voting shares of a Person or (ii) the right or ability to direct the management or policies of a Person through 3Dship of voting shares or other securities, pursuant to a written agreement or otherwise;

“Business Day”	a day (other than a Saturday) on which banks in Arizona are open for business throughout their normal business hours;

“Closing”	the closing of the Asset Purchase;

“Closing Date”	the date that the Closing occurs;

“Completion”	completion of acquisition of the Assets by Adaiah and issuance of the Exchange Shares in accordance with the terms and conditions of this Agreement;

“Encumbrance”

any mortgage, charge, pledge, lien, (otherwise than arising by statute or operation of law), equities, hypothecation or other encumbrance, priority or security interest, preemptive right deferred purchase, title retention, leasing, sale-and-repurchase or sale-and-leaseback arrangement whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same and reference to “Encumbrances” shall be construed accordingly;

“Exchange Act”	the US Securities Exchange Act of 1934;

“Person”	any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);

“Securities Act”	the US Securities Act of 1933;

“SEC”	the US Securities and Exchange Commission;

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ARTICLE II – ASSET PURCHASE

Section 2.01. Agreement of Asset Purchase. (a) Subject to and upon the terms and conditions of this Agreement, Adaiah agrees to pay to 3D for the Assets One Hundred Twenty Thousand US Dollars ($120,000 USD) (the “Cash Consideration”), plus One Million (1,000,000) shares of Adaiah’s common stock (the “Exchange Shares”) (the Cash Consideration and the Exchange Shares are collectively referred to herein as the “Purchase Price”) and 3D agrees to cause the Assets to be sold and assigned to Adaiah.

(b)	The Purchase Price shall be paid by Adaiah to 3D as follows:

(i)	At the Closing (as such term is defined below), Adaiah shall issue the Exchange Shares in the name of 3D; all certificates issued to represent the Exchange Shares shall have an applicable restrictive legend affixed thereto;

(ii)	At the Closing, Adaiah shall pay Thirty Thousand US dollars (USD$30,000) to 3D; and

(iii)	Every ninety (90) days following the Closing, Adaiah shall pay Thirty Thousand US dollars (USD$30,000) to 3D until all of such payments and the payment described in subparagraph (ii) the Cash Consideration

Section 2.02. Escrow. Upon execution of this Agreement, an escrow shall be opened with an attorney satisfactory to all Parties (“Escrow Holder”) and the parties shall immediately deposit with the Escrow Holder the Exchange Shares and the initial payment referenced above in Section 1.01(b)(ii) to facilitate completion of the Asset Purchase. 3D shall at the same time deliver to the Escrow Holder all assignments, bills of sale and other documents necessary to cause the transfer of the Assets to Adaiah. It is anticipated by the Parties that the Asset Purchase shall take place on or before March 1, 2017. In the event that the Asset Purchase is not consummated by March 15, 2017, Escrow Holder shall return the all documents, instruments, certificates and funds to the Party that delivered the same to the Escrow Holder.

Section 2.03. 3D’s Closing Documents. On the Effective Date, 3D shall tender, or cause to be tendered, to Adaiah, an assignment of the Assets to Adaiah, and any additional instruments of transfer, and shall take or cause to be taken such other or further actions, as shall reasonably be requested by Adaiah for purposes of carrying out the transactions contemplated under this Agreement.

Section 2.04. Non-Assumption of Liabilities. Corporation shall not, by the execution and performance of this Agreement or otherwise (including under theories of successor liability), assume, become responsible for or incur any Liability of any nature of 3D or any other Person. The terms “Liabilities” (which includes “Liability”) means all debts, liabilities and obligations, whether legal or equitable, accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, foreseen or unforeseen, ordinary or extraordinary, patent or latent, including those arising under any applicable law, rule or regulation, or Action and those arising under any contract, agreement, arrangement, commitment or undertaking. “Person” shall mean any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality.

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ARTICLE III – REPRESENTATIONS AND WARRANTIES OF 3D

3D represents and warrants to Adaiah as follows:

Section 3.01. Standing and Authority; Foreign Qualification. 3D has all requisite power and authority to own, transfer and assign the Assets and the related contractual rights. The execution, delivery and performance by 3D of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of 3D. 3D has duly executed and delivered this Agreement and this Agreement constitutes a valid and binding agreement of 3D.

Section 3.02. Title to the Assets. Upon completion of the purchase of the Assets under this Agreement, Adaiah shall be the beneficial and record holder of the Assets, without any Encumbrances thereon. “Encumbrance” shall mean any mortgage, charge, pledge, lien, (otherwise than arising by statute or operation of law), equities, hypothecation or other encumbrance, priority or security interest, pre-emptive right deferred purchase, title retention, leasing, sale-and-repurchase or sale-and-leaseback arrangement whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same and reference to “Encumbrances” shall be construed accordingly.

Section 3.03 No Conflict. The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not: (a) Violate any provision of any agreements pertaining to any of the Assets; (b) Violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which 3D is a party or by or to which the Assets may be bound or subject; (c) Result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by 3D or related to any of the Assets.

Section 3.04. Material Information. This Agreement and all other information provided by 3D or representatives thereof, to Adaiah, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading. There are no facts or conditions which have not been disclosed to Adaiah in writing which, individually or in the aggregate, could have a material adverse effect on 3D or the Assets or a material adverse effect on the ability of 3D to perform any of its obligations pursuant to this Agreement or on the ability of 3D or Adaiah to own or operate any of the Assets.

Section 3.05. Status of Assets. The Assets are, and at the time of the Effective Date shall be, in good standing and free from any Encumbrances whatsoever.

Section 3.06. Brokerage. No broker or finder has acted, directly or indirectly, for 3D nor has 3D incurred any obligation to pay any brokerage, finder’s fee or other commission in connection with the transactions contemplated by this Agreement.

ARTICLE IV – REPRESENTATIONS AND WARRANTIES OF Adaiah

Section 4.01. Organization, Standing and Authority; Foreign Qualification. Adaiah is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification.

Section 4.02. Corporate Authorization. The execution, delivery and performance by Adaiah of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Adaiah, and this Agreement constitutes a valid and binding agreement of Adaiah. The Exchange Shares to be issued in accordance with this Agreement shall be duly authorized and, upon such issuance, will be validly issued, fully paid and non-assessable.

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Section 4.03. Capitalization. Adaiah’s authorized capital stock, as of the Closing Date prior the issuance of the Exchange Shares, shall consist of 750,000,000 authorized shares of common stock, of which 101,141,189 shares are issued and outstanding. There are no outstanding options, warrants, agreements or rights to subscribe for or to purchase, or commitments to issue, shares of Adaiah’s common stock or any other security of Adaiah or any plan for any of the foregoing. Adaiah is not obligated to register the resale of any of its common stock on behalf of any shareholder of Adaiah under the Securities Act.

Section 4.04. Subsidiaries. Prior to the Closing, Adaiah does not have any subsidiaries.

Section 4.05. Articles of Incorporation and Bylaws. Adaiah has heretofore delivered, or prior to Closing Adaiah shall deliver, to 3D true, correct and complete copies of its Articles of Incorporation and Bylaws or comparable instruments, certified by Adaiah’s corporate secretary.

Section 4.06. No Conflict. The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a) violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of Adaiah;

(b) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which Adaiah is a party or by or to which either of its assets or properties, may be bound or subject;

(c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Adaiah or upon the securities, assets or business of Adaiah;

(d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Adaiah or to the securities, properties or business of Adaiah; or

(e) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by Adaiah.

Section 4.07. Litigation. There is no litigation, suit, proceeding, action or claim at law or in equity, pending or to Adaiah’s best knowledge threatened against or affecting Adaiah or involving any of Adaiah’s property or assets, before any court, agency, authority or arbitration tribunal, including, without limitation, any product liability, workers' compensation or wrongful dismissal claims, or claims, actions, suits or proceedings relating to toxic materials, hazardous substances, pollution or the environment. Adaiah is not subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, authority or arbitration tribunal.

Section 4.08. True and Correct Copies. All documents furnished or caused to be furnished to 3D by Adaiah are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

Section 4.09. Brokerage. No broker or finder has acted, directly or indirectly, for Adaiah nor did Adaiah incur any finder’s fee or other commission, in connection with the transactions contemplated by this Agreement.

ARTICLE V – COVENANTS AND AGREEMENTS OF 3D

Section 5.01. Conduct of Businesses in the Ordinary Course. From the date of this Agreement to the Closing Date, 3D shall conduct its business substantially in the manner in which it is currently conducted.

Section 5.02. Preservation of Assets, Permits and Services. From the date of this Agreement to the Closing Date, 3D shall preserve the Assets, as well as any permits and licenses in full force and effect.

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Section 5.03. Conduct Pending the Closing Date. From the date of this Agreement to the Closing Date: (a) 3D shall use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article III shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; and (b) 3D shall promptly notify Adaiah of any event, condition or circumstance that would constitute a violation or breach of this Agreement by 3D.

Section 5.04. Corporate Examinations and Investigations. Prior to the Closing Date, Adaiah shall be entitled, through its employees and representatives, to make such reasonable investigation of the assets, liabilities, properties, business and operations of 3D and the Assets, and such examination of the books, records, tax returns, results of operations and financial condition of 3D. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and 3D and his employees and representatives, including without limitation, their counsel and independent public accountants, shall cooperate fully with such representatives in connection with such reasonable review and examination.

ARTICLE VI – CONDITIONS PRECEDENT TO THE OBLIGATION OF Adaiah TO CLOSE

The obligations of Adaiah to be performed by it at the Closing pursuant to this Agreement are subject to the fulfillment on or before the Closing Date, of each of the following conditions, any one or more of which may be waived by it, to the extent permitted by law:

Section 6.01. Representations and Covenants. (a) The representations and warranties of 3D contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

(b) The 3D shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by him on or before the Closing Date. The 3D shall have delivered to Adaiah a certificate, dated the Closing Date, and signed by 3D to the foregoing effect.

Section 6.02. Governmental Permits and Approvals.

(a) All approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by Target to continue to be carried on substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect, and Adaiah shall have been furnished with appropriate evidence, reasonably satisfactory to them, of the granting of such approvals, authorizations, consents, permits and licenses; and

(b) There shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement.

Section 6.03. Third Party Consents. All consents, permits and approvals from parties to contracts with Target that may be required in connection with the performance by 3D hereunder or the continuance of such contracts in full force and effect after the Closing Date, shall have been obtained.

Section 6.04. Litigation. No action, suit or proceeding shall have been instituted and be continuing or be threatened by any person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on Target, 3D, or on the Target Shares.

Section 6.05 Due Diligence Review. Adaiah must have received results satisfactory to it, in its sole discretion, from its due diligence review of Target and its operations.

Section 6.06 Closing Documents. The 3D shall have executed and delivered the documents described in Section 2.03 above.

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ARTICLE VII – MISCELLANEOUS

Section 7.01. Public Notices. The Parties agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated and no Party shall act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

Section 7.02. Time. Time shall be of the essence hereof.

Section 7.03. Notices. Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given if delivered or faxed to the Party to whom it is given or, if mailed, by prepaid registered mail addressed to such Party at:

if to 3D, at:

Mr. Alexandros Tsingos

22 Hanover Street

West Central London

W1S 1JP, United Kingdom

if to Adaiah, at:

Mr. Nikolay Titov

Poruka iela 3

Madona 4801 Latvia

or at such other address as the Party to whom such writing is to be given shall have last notified to the Party giving the same in the manner provided in this article. Any notice mailed shall be deemed to have been given and received on the fifth Business Day next following the date of its mailing unless at the time of mailing or within five (5) Business Days thereafter there occurs a postal interruption which could have the effect of delaying the mail in the ordinary and usual course, in which case any notice shall only be effectively given if actually delivered or sent by telecopy. Any notice delivered or faxed to the Party to whom it is addressed shall be deemed to have been given and received on the Business Day next following the day it was delivered or faxed.

Section 7.04. Severability. If a court of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

Section 7.05. Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, oral or written, by and between any of the Parties with respect to the subject matter hereof.

Section 7.06. Further Assurances. The Parties shall with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

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Section 7.07. Waiver. Except as provided in this Article, no action taken or inaction pursuant to this Agreement will be deemed to constitute a waiver of compliance with any warranties, conditions or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature. No waiver of any right under this Agreement shall be binding unless executed in writing by the Party to be bound thereby.

Section 7.08. Counterparts. This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart agreement or facsimile so executed shall be deemed to be an original and such counterparts and facsimile copies together shall constitute one and the same instrument and shall be valid and enforceable.

IN WITNESS WHEREOF the Parties have executed this Asset Purchase Agreement on the date first above written.

Adaiah Distribution Inc., a Nevada corporation

By:	/s/ Nikolay Titov
Name:	Nikolay Titov
Title:	Chief Executive Officer

3D Pioneer Systems, Inc. a Nevada corporation

By:	/s/ Alexandros Tsingos
Name:	Alexandros Tsingos
Title:	Chief Executive Officer

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